EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                            THREE MONTHS ENDED
                                                                   -----------------------------------
                                                                    AUGUST 31,               AUGUST 31,
                                                                      1995                     1994
                                                                   ----------                ---------
(In thousands, except per share data)

PRIMARY

Average shares outstanding                                           10,349                    10,276
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,403                     2,287
                                                                    -------                   -------
      TOTAL                                                          12,752                    12,563
                                                                    =======                   =======

Net income                                                          $ 2,689                   $ 2,219
                                                                    =======                   =======
Per share amount                                                    $   .21                   $   .18
                                                                    =======                   =======


FULLY DILUTED

Average shares outstanding                                           10,349                    10,276
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,505                     2,287
                                                                    -------                   -------
     TOTAL                                                           12,854                    12,563
                                                                    =======                   =======

Net income                                                          $ 2,689                   $ 2,219
                                                                    =======                   =======
Per share amount                                                    $   .21                   $   .18
                                                                    =======                   =======





                                      -19-